File No. 333-_______

As filed with the Securities and Exchange Commission on May 22, 2007.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

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JOURNAL COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Wisconsin	20-0020198
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

333 West State Street
Milwaukee, Wisconsin 53203
(Address, including zip code, of principal executive offices)
Journal Communications, Inc. 2007 Omnibus Incentive Plan
(Full title of the plan)

Copy to:
Steven J. Smith	Benjamin F. Garmer, III
Chairman and Chief Executive Officer	Russell E. Ryba
Journal Communications, Inc.	Foley & Lardner LLP
333 West State Street	777 East Wisconsin Avenue
Milwaukee, Wisconsin 53203	Milwaukee, Wisconsin 53202
(414) 224-2728	(414) 271-2400
(Name, address and telephone number of agent for service)

_________________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock,
$0.01 par value, and/or	4,800,000 shares (1)	$13.63 (2)	$65,424,000 (2)	$0 (3)
Class B Common Stock, $0.01 par value

Class A Common Stock,	4,800,000 shares	--	--	None
$0.01 par value (4)

(1)	Amount to be registered consists of an aggregate of 4,800,000 shares of the Registrant’s Class A Common Stock and Class B Common Stock to be issued pursuant to the grant or exercise of awards to participants under the Journal Communications, Inc. 2007 Omnibus Incentive Plan (the “2007 Plan”), including additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the 2007 Plan.

(2)	Determined in accordance with Rules 457(c) and 457(h), the registration fee calculation is based on the average of the high and low prices of the Journal Communications, Inc. Class A Common Stock (into which the Class B Common Stock can be converted on a one-for-one basis) as reported on the New York Stock Exchange on May 18, 2007.

(3)	Pursuant to Rule 457(p), the Registrant has offset the entire registration filing fee for this registration statement ($2,009) by the aggregate total dollar amount of the filing fee associated with the 4,981,312 unsold securities under the Registrant’s Registration Statement on Form S-8 (Registration No. 333-109956), filed on October 24, 2003 (the Registrant paid $8,461 in connection with the registration of 6,000,000 shares of Class A and Class B Common Stock).

(4)	Issuable upon conversion of the Class B Common Stock.

PART I    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents constituting Part I of this registration statement will be sent or given to participants in the 2007 Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II    INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents, filed by Journal Communications, Inc. (hereinafter referred to as the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and deemed to be a part hereof:

        (a)     The Company’s Annual Report on Form 10-K for the year ended December 31, 2006;

        (b)     The Company’s Quarterly Reports on Form 10-Q for the quarterly period ended April 1, 2007;

        (c)     The Company’s Current Reports on Form 8-K dated January 29, February 13, February 14, February 26 and May 3, 2007;

        (d)     The description of the Company’s Class A Common Stock contained in Item 1 of the Company’s Registration Statement on Form 8-A, dated September 22, 2003, including all amendments or reports filed for the purpose of updating such description; and

        (e)     The description of the Company’s Class B Common Stock contained in the Company’s Current Report on Form 8-K, dated September 29, 2003.

        All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        None.

Item 6. Indemnification of Directors and Officers

        The Bylaws of the Company provide that the directors and officers of the Company, members of the committee formed under Article 2 of the Company’s Articles of Incorporation, any trustee of any employee benefit plan of the Company and any person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or trust are entitled to mandatory indemnification from the Company against certain liabilities (which may include liabilities under the Securities Act) and expenses (i) to the extent such persons are successful in the defense of a proceeding and (ii) in proceedings in which the person is not successful in defense thereof, unless (in the latter case only) it is determined that such person breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the person had a material conflict of interest; (b) a violation of the criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the person derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. In addition, the Wisconsin Business Corporation Law would require mandatory indemnification of directors and officers of the Company under certain circumstances, as more fully described in Sections 180.0850 through 180.0859 thereof. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

        Expenses for the defense of any action for which indemnification may be available are required to be advanced by the Company under certain circumstances.

        The indemnification provided by the Wisconsin Business Corporation Law and the Company’s Bylaws is not exclusive of any other rights to which a director, officer or other person may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer, director or other person may be required to bear the economic burden of the foregoing liabilities and expense.

        The Company also maintains director and officer liability insurance against certain claims and liabilities which may be made against the Company’s former, current or future directors or officers or persons serving at the request of the Company or positions with other entities as described above.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        See the Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings

        (a)     The undersigned Company hereby undertakes:

            (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

            (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement; and

            (2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)     The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on May 22, 2007.

JOURNAL COMMUNICATIONS, INC.
By: /s/ Steven J. Smith
Steven J. Smith
Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW BY ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Steven J. Smith and Paul M. Bonaiuto, and each or any one of them, as true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE
/s/ Steven J. Smith	Chairman and Chief Executive Officer	May 22, 2007
Steven J. Smith	(Principal Executive Officer)
/s/ Paul M. Bonaiuto	Executive Vice President and Chief Financial	May 22, 2007
Paul M. Bonaiuto	Officer
(Principal Financial Officer)
/s/ Anne M. Bauer	Vice President and Controller	May 22, 2007
Anne M. Bauer	(Principal Accounting Officer)
/s/ Don H. Davis, Jr.	Director	May 22, 2007
Don H. Davis, Jr.
/s/ David J. Drury	Director	May 22, 2007
David J. Drury

/s/ David G. Meissner	Director	May 22, 2007
David G. Meissner
/s/ Jonathan Newcomb	Director	May 22, 2007
Jonathan Newcomb
/s/ Roger D. Peirce	Director	May 22, 2007
Roger D. Peirce
/s/ Ellen F. Siminoff	Director	May 22, 2007
Ellen F. Siminoff
/s/ Mary Ellen Stanek	Director	May 22, 2007
Mary Ellen Stanek
/s/ Jeanette Tully	Director	May 22, 2007
Jeanette Tully

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of the Company, as amended through June 30, 2006 (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated June 30, 2006).

4.2	Bylaws of the Company, as amended (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated February 15, 2007).

4.3	Journal Communications, Inc. 2007 Omnibus Incentive Plan (incorporated herein by reference to Appendix B of the Registrant's Definitive Proxy Statement on Schedule 14A (File No. 001-31805) filed with the Securities and Exchange Commission on March 21, 2007).

4.4	Form of Restricted Stock Award Certificate under the Journal Communications, Inc. 2007 Omnibus Incentive Plan.

4.5	Form of Fixed-Price Stock Appreciation Rights Award Certificate under the Journal Communications, Inc. 2007 Omnibus Incentive Plan.

4.6	Form of Escalating Price Stock Appreciation Rights Award Certificate under the Journal Communications, Inc. 2007 Omnibus Incentive Plan.

4.7	Form of Fully Vested Stock Award Notice under the Journal Communications, Inc. 2007 Omnibus Incentive Plan.

4.8	Form of Nonstatutory Stock Option Award Certificate under the Journal Communications, Inc. 2007 Omnibus Incentive Plan.

5	Opinion of Foley & Lardner LLP.

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5).

23.2	Consent of Ernst & Young LLP

24	Power of Attorney (included on the signature page hereto).